FIRST HORIZON ASSET SECURITIES INC.

Depositor

and

THE BANK OF NEW YORK

Trustee

_____________________________________________________

POOLING AGREEMENT

Dated as of May 31, 2006

_____________________________________________________

FIRST HORIZON ALTERNATIVE MORTGAGE SECURITIES TRUST 2006-RE2

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-RE2

i

EXHIBITS

Exhibit A:	Form of Class A-1 Certificate	A-1
Exhibit B:	Form of Reverse of Certificates	D-1
Exhibit C:	Form of Annual Certification (Trustee)	I-1
Exhibit D:	List of Item 1119 Parties	J-1

ii

THIS POOLING AGREEMENT, dated as of May 31, 2006, between FIRST HORIZON ASSET SECURITIES INC., a Delaware corporation, as depositor (the “Depositor”), and THE BANK OF NEW YORK, a banking corporation organized under the laws of the State of New York, as trustee (the “Trustee”).

WITNESSETH THAT

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

PRELIMINARY STATEMENT

The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. For federal income tax purposes, the Class A-1 Certificates will represent an interest in a grantor trust and will represent the right to receive distributions on the Underlying Certificate and will also represent the right to receive the Yield Supplement Amounts.

The following table sets forth characteristics of the Class A-1 Certificates, together with the minimum denomination and integral multiple in excess thereof in which the Class A-1 Certificate shall be issuable (except that one Class A-1 Certificate may be issued in a different amount):

[Remainder of Page Intentionally Left Blank]

Class Designation	Initial Class Certificate Balance	Initial Pass-Through Rate	Minimum Denominations	Integral Multiples in Excess Minimum
Class A-1	$114,341,872.57	(1)	$25,000	$1,000

(1) The Pass-Through Rate with respect to any Distribution Date for the Class A-1 Certificates is the per annum rate equal to (a) 5.58125% with respect to the first Distribution Date, and (b) thereafter, the lesser of (i) LIBOR plus 0.500% and (ii) 5.500%, subject to a minimum rate of 0.500%.

Accretion Directed Certificates	None.
Accrual Certificates	None.
Accrual Components	None.
Book-Entry Certificates	All Classes of Certificates other than the Physical Certificates.
Certificate Group	Not Applicable.
COFI Certificates	None.
Component Certificates	None.
Components	None.
Delay Certificates	All interest-bearing Classes of Certificates other than the Non-Delay Certificates, if any.
ERISA-Restricted Certificates	None.
Floating Rate Certificates	The LIBOR Certificates.
Group I Senior Certificates	Not Applicable.
Group II Senior Certificates	Not Applicable.
Inverse Floating Rate Certificates	None.
LIBOR Certificates	The Class A-1 Certificates.
NAS Certificates	None.
Non-Delay Certificates	The LIBOR Certificates.
Notional Amount Certificates	None.
Offered Certificates	The Class A-1 Certificates.
Physical Certificates	None.
Planned Principal Classes	None.
Principal Only Certificates	None.
Private Certificates	None.
Rating Agencies	S&P and Moody’s.
Regular Certificates	None.
Residual Certificates	None.
Retail/Lottery Certificates	None.
Scheduled Certificates	None.
Senior Certificates	The Offered Certificates.
Senior Mezzanine Certificates	None.
Subordinated Certificates	None.
Super Senior Certificates	None.
Support Classes	None.
Targeted Principal Classes	None.
Underwriter	UBS Securities LLC.

With respect to any of the foregoing designations as to which the corresponding reference is “None,” all defined terms and provisions herein relating solely to such designations shall be of no force or effect, and any calculations herein incorporating references to such designations shall be interpreted without reference to such designations and amounts. Defined terms and provisions herein relating to statistical rating agencies not designated above as Rating Agencies shall be of no force or effect.

ARTICLE I

DEFINITIONS

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accretion Directed Certificates: Not applicable.

Accretion Termination Date: Not applicable.

Accrual Amount: Not applicable.

Accrual Certificates: Not applicable.

Accrued Certificate Interest: For any Class of Certificates entitled to distributions of interest for any Distribution Date, the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Class Certificate Balance of such Class of Certificates immediately prior to such Distribution Date.

Additional Designated Information: As defined in Section 8.2.

Agreement: This Pooling Agreement and all amendments or supplements hereto.

Available Funds: With respect to any Distribution Date, an amount equal to the sum of the Available Interest Collections, the Available Principal Collections and the Underlying Yield Supplement Amounts, if any, for such Distribution Date.

Available Interest Collections: With respect to any Distribution Date and the Underlying Certificates, all collections of interest received in respect of the Underlying Certificates on such Distribution Date, excluding any Underlying Yield Supplement Amounts.

Available Principal Collections: With respect to any Distribution Date and the Underlying Certificates, all collections of principal received in respect of the Underlying Certificates on such Distribution Date.

Book-Entry Certificates: As specified in the Preliminary Statement.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of Dallas, or the State of Texas or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

Certificate: Any one of the Certificates executed by the Trustee in substantially the forms attached hereto as exhibits.

Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

Certificate Purchase Agreement: The Certificate Purchase Agreement dated as of May 31, 2006, by and between Citigroup Global Markets, Inc., as seller, and First Horizon Asset Securities Inc., as purchaser, as related to the transfer, sale and conveyance of the Underlying Certificates.

Certificate Principal Balance: With respect to any Certificate and as of any Distribution Date, the Certificate Principal Balance on the date of the initial issuance of such Certificate, as reduced by:

(a)	all amounts distributed on previous Distribution Dates on such Certificate on account of principal, and

(b)	the principal portion of all Realized Losses previously allocated to such Certificate.

Certificate Register: The register maintained pursuant to Section 5.2 hereof.

Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Seller or any affiliate or agent of the Depositor or the Seller shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

Certification Party: As defined in Section 8.5.

Certifying Person: As defined in Section 8.5.

Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

Class Certificate Balance: With respect to any Class of Certificates and as of any Distribution Date the aggregate of the Certificate Principal Balances of all Certificates of such Class as of such date.

Closing Date: May 31, 2006.

Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

Corporate Trust Office: The designated office of the Trustee in the State of New York at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at The Bank of New York, 101 Barclay Street, 8E, New York, New York 10286 (Attn: Corporate Trust, Resecuritization Unit - First Horizon Asset Securities Inc. Series 2006-RE2), facsimile no. (212) 815-3115, and which is the address to which notices to and correspondence with the Trustee should be directed.

Corridor Contract: The transaction evidenced by that certain Confirmation between the Separate Interest Trust and the Corridor Contract Counterparty with a Trade Date of May 24, 2006 and a reference number of 897987.

Corridor Contract Counterparty: Swiss Re Financial Products Corporation and its successors and permitted assigns.

Corridor Contract Notional Balance: For any Distribution Date, the amount specified as such in the Corridor Contract.

Corridor Contract Termination Date: The Distribution Date occurring in February 2018.

Corridor Residual Owner: As specified in Section 3.5(b).

Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.2(e).

Delay Certificates: As specified in the Preliminary Statement.

Denomination: With respect to each Certificate, the amount set forth on the face thereof as the “Initial Certificate Balance of this Certificate” or the Percentage Interest appearing on the face thereof.

Depositor: First Horizon Asset Securities Inc., a Delaware corporation, or its successor in interest.

Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date: As to any Distribution Date, the earlier of (i) the third Business Day after the 15th day of each month, and (ii) the second Business Day prior to the related Distribution Date.

Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.5 in the name of the Trustee for the benefit of the Certificateholders and designated “The Bank of New York, in trust for registered Holders of First Horizon Asset Securities Inc. Mortgage Pass-Through Certificates, Series 2006-RE2.” Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Distribution Account Deposit Date: As to any Distribution Date, 10:00 a.m. Central time on such Distribution Date.

Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in June 2006.

EDGAR: The SEC’s Electronic Data Gathering, Analysis and Retrieval system.

Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC or the SAIF (to the limits established by the FDIC or the SAIF, as applicable) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with (a) the trust department of a federal or state chartered depository institution or (b) a trust company, acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting: With respect to any ERISA-Restricted Certificate, a best efforts or firm commitment underwriting or private placement that meets the requirements of the Underwriters’ Exemption.

ERISA-Restricted Certificate: As specified in the Preliminary Statement.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Exchange Act Reports: Any reports on Form 10-D, Form 8-K and Form 10-K required to be filed by the Depositor with respect to the Trust Fund under the Exchange Act.

Final Scheduled Distribution Date: For all the Certificates is the Distribution Date on which the Underlying Final Scheduled Distribution Date occurs.

FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

First Horizon: First Horizon Home Loan Corporation, a Kansas corporation and an indirect wholly owned subsidiary of First Horizon National Corporation, a Tennessee corporation.

Fitch: Fitch Ratings and its successors and/or assigns. If Fitch is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 11.5(b) the address for notices to Fitch shall be Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: Residential Mortgage Surveillance Group, or such other address as Fitch may hereafter furnish to the Depositor.

Form 10-D Disclosure Item: With respect to any Person, any material litigation or governmental proceedings pending against such Person, or against any of the Trust Fund, the Depositor, the Trustee or any Co-Trustee if such Person has actual knowledge thereof.

Form 10-K Disclosure Item: With respect to any Person, (a) any Form 10-D Disclosure Item, and (b) any affiliations or relationships between such Person and any Item 1119 Party.

Indirect Participant: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

Initial Component Balance: Not applicable.

Initial LIBOR Rate: 5.08125%.

Interest Accrual Period: With respect to each Class of Delay Certificates and any Distribution Date, the calendar month prior to the month of such Distribution Date. With respect to any Non-Delay Certificates and any Distribution Date, the one month period commencing on the 25th day of the month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs.

Item 1119 Party: The Depositor, the Trustee, any originator identified in the Prospectus Supplement and any other material transaction party, as identified in Exhibit D hereto, as updated pursuant to Section 8.4.

Latest Possible Maturity Date: The Distribution Date following the third anniversary of the scheduled maturity date of the Underlying Mortgage Loans having the latest scheduled maturity date as of the cut-off date specified in the Underlying PSA.

LIBOR: The London interbank offered rate for one month United States dollar deposits calculated in the manner described in Section 3.7.

LIBOR Business Day: Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

LIBOR Certificates: As specified in the Preliminary Statement.

LIBOR Determination Date: For the LIBOR Certificates, the second LIBOR Business Day immediately preceding the commencement of each Interest Accrual Period for each LIBOR Certificate.

Majority in Interest: As to any Class of Regular Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

Master Servicer: First Horizon Home Loan Corporation, a Kansas corporation, and its successors and assigns, in its capacity as master servicer of the Underlying Mortgage Loans pursuant to the Underlying PSA.

Monthly Statements: The statements to be delivered to the Certificateholders pursuant to Section 3.4.

Moody’s: Moody’s Investors Service, Inc. and its successors and/or assigns. If Moody’s is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 11.5(b) the address for notices to Moody’s shall be Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Pass-Through Monitoring, or such other address as Moody’s may hereafter furnish to the Depositor.

Notice of Final Distribution: The notice to be provided pursuant to Section 9.2 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

Offered Certificates: As specified in the Preliminary Statement.

Officer’s Certificate: A Certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor, including, in-house counsel, reasonably acceptable to the Trustee.

Optional Termination: The termination of the trust created hereunder in connection with the purchase of the Underlying Certificates pursuant to Section 9.1(a) hereof.

Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

(c)	Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

(d)	Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

Pass-Through Rate: For any interest bearing Class of Certificates, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

Permitted Investments: At any time, any one or more of the following obligations and securities:

(i)	obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)	general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency;

(iii)	commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency;

(iv)
certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody’s is not a Rating Agency) are then rated one of the two highest long-term and/or the highest short-term ratings of each Rating Agency for such securities;

(v)
demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC and receiving the highest short-term debt rating of each Rating Agency;

(vi)
guaranteed reinvestment agreements issued by any bank, insurance company or other corporation and receiving the highest short-term debt rating of each Rating Agency and containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency;

(vii)
repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

(viii)
securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody’s or S&P, such rating shall be the highest commercial paper rating of Moody’s or S&P, as applicable, for any such securities);

(ix)
units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency (except if Fitch is a Rating Agency and has not rated the portfolio, the highest rating assigned by Moody’s) and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations; and

(x)
such other investments bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Physical Certificates: As specified in the Preliminary Statement.

Plan: An employee benefit plan or other retirement arrangement which is subject to Section 406 of ERISA and/or Section 4975 of the Code or any entity whose underlying assets include such plan’s or arrangement’s assets by reason of their investment in the entity.

Private Certificates: As specified in the Preliminary Statement.

Prospectus: The Prospectus dated April 20, 2006 generally relating to mortgage pass-through certificates to be sold by the Depositor from time to time.

Prospectus Supplement: The Prospectus Supplement, dated May __, 2006, relating to the Offered Certificates.

Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If any such organization or a successor is no longer in existence, “Rating Agency” shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

Record Date: With respect to any Distribution Date, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

Reference Bank: A leading bank with an established place of business in London engaged in transactions in Eurodollar deposits in the international Eurocurrency market, not controlled by, or under the common control with, the Trustee.

Regular Certificates: As specified in the Preliminary Statement.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Reportable Event: Any event required to be reported on Form 8-K, and in any event, the following:

(a) entry into a definitive agreement related to the Trust Fund, the Certificates or the Underlying Certificates, or an amendment to a Transaction Document, even if the Depositor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

(b) termination of this Agreement or any other document entered into in connection with the Trust Fund, the Certificates or the Underlying Certificates (other than by expiration of the applicable agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), even if the Depositor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

(c) with respect to the Depositor only, if the Depositor becomes aware of any bankruptcy or receivership with respect to the Depositor, the Trustee, the Co-Trustee, any enhancement or support provider contemplated by Items 1114(b) or 1115 of Regulation AB, or any other material party contemplated by Item 1101(d)(1) of Regulation AB;

(d) the occurrence of an early amortization, performance trigger or other event;

(e) the resignation, removal, replacement, substitution of the Trustee or any Co-Trustee;

(f) with respect to the Depositor only, if the Depositor becomes aware that (i) any material enhancement or support specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB that was previously applicable regarding one or more classes of the Certificates has terminated other than by expiration of the contract on its stated termination date or as a result of all parties completing their obligations under such agreement; (ii) any material enhancement specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB has been added with respect to one or more classes of the Certificates; or (iii) any existing material enhancement or support specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB with respect to one or more classes of the Certificates has been materially amended or modified; and

(g) a required distribution to Holders of the Certificates is not made as of the required Distribution Date under this Agreement.

Reserve Fund: A fund created as part of the Separate Interest Trust pursuant to Section 3.5(a) of this Agreement.

Residual Certificates: As specified in the Preliminary Statement.

Responsible Officer: When used with respect to the Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement and also to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Sarbanes-Oxley Certification: As defined in Section 8.5.

SEC: The U.S. Securities and Exchange Commission.

Securities Act: The Securities Act of 1933, as amended.

Seller: Citigroup Global Markets, Inc., a [Delaware] corporation, and its successors and assigns, in its capacity as seller of the Underlying Certificates pursuant to the Certificate Purchase Agreement.

Separate Interest Trust: A trust created pursuant to Section 3.6(a) of this Agreement.

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB.

S&P: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and its successors and/or assigns. If S&P is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 11.5(b) the address for notices to S&P shall be Standard & Poor’s, 55 Water Street, 41st Floor, New York, New York 10041, Attention: Mortgage Surveillance Monitoring, or such other address as S&P may hereafter furnish to the Depositor.

Startup Day: The Closing Date.

Trust Fund: The corpus of the trust created hereunder consisting of (i) the Underlying Certificates and all collections received by the Trustee on or with respect thereto after the Closing Date; (ii) all of the Depositor’s rights as purchaser under the Certificate Purchase Agreement; (iii) the Distribution Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; and (iv) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

Trustee: The Bank of New York and its successors and, if a successor trustee is appointed hereunder, such successor.

Underlying Certificates: A 68.2488509% interest in the Class I-A-1 Certificates issued pursuant to the Underlying PSA.

Underlying Corridor Contract: The “Class I-A-1 Corridor Contract” as such term is defined in the Underlying PSA.

Underlying Final Scheduled Distribution Date: The last scheduled distribution date for the Underlying Certificates as described in the Underlying Prospectus Supplement.

Underlying Monthly Statement: The statement delivered to the holders of the Underlying Certificates pursuant to Section 4.6 of the Underlying PSA.

Underlying Prospectus Supplement: The Prospectus Supplement dated February 25, 2005 to the Prospectus dated February 25, 2005 with respect to the offering of the Underlying Certificates.

Underlying PSA: The Pooling and Servicing Agreement dated as of February 1, 2005 by and among the Depositor, the Master Servicer and the Trustee pursuant to which the Underlying Certificates were issued.

Underlying Yield Supplement Amount: 68.2488509 % of the “Class I-A-1 Yield Supplement Amount” as such term is defined in the Underlying PSA.

Underwriter: As specified in the Preliminary Statement.

Underwriters’ Exemption: An individual administrative exemption granted by the U.S. Department of Labor to the Underwriter providing exceptions from some of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by employee benefit plans in certificates in pass-through trusts having assets and meeting conditions described therein, as amended by Prohibited Transaction Exemption 2000-58 (65 Fed. Reg. 67765, November 13, 2000), as amended, and Prohibited Transaction Exemption 2002-41 (67 Fed. Reg. 54487, August 22, 2002), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, 100% of all Voting Rights will be allocated among all Holders of the Certificates in proportion to their then outstanding Class Certificate Balance.

Yield Supplement Amount: For any Distribution Date on or prior to the Corridor Contract Termination date on which the LIBOR exceeds 5.00%, an amount equal to interest for the related Interest Accrual Period on the lesser of (a) the Class Certificate Balance of the Class A-1 Certificates immediately prior to such Distribution Date, less 68.2488509% of the notional balance of the Underlying Corridor Contract, or (b) the Class A-1 Corridor Contract Notional Balance for such Distribution Date at a rate equal to one twelfth of the excess of (i) the lesser of LIBOR and 9.00% over (ii) 5.00%.

ARTICLE II
CONVEYANCE OF TRUST FUND;
REPRESENTATIONS AND WARRANTIES

SECTION 2.1 Conveyance of Trust Fund.

The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund together with the Depositor’s right to require the Seller to cure any breach of a representation or warranty made by the Seller pursuant to the Certificate Purchase Agreement.

SECTION 2.2 Acceptance by Trustee of the Trust Fund.

The Trustee acknowledges receipt of the Underlying Certificates and the other assets constituting the Trust Fund and declares that it will hold the Underlying Certificates and such other assets as are included in the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders.

SECTION 2.3 Representations and Warranties of the Depositor as to the Underlying Certificates.

The Depositor hereby represents and warrants to the Trustee with respect to each Underlying Certificate as of the date hereof or such other date set forth herein that as of the Closing Date, and following the transfer of the Underlying Certificates to it pursuant to the Certificate Purchase Agreement and immediately prior to the conveyance of the Underlying Certificates by it to the Trustee pursuant to Section 2.1 hereof, the Depositor had good title to the Underlying Certificates, free and clear of any liens, offsets, defenses or counterclaims.

It is understood and agreed that the representations and warranties set forth in this Section 2.3 shall survive delivery of the Underlying Certificates to the Trustee. Upon discovery by the Depositor or the Trustee of a breach of the foregoing representation and warranty (referred to herein as a “breach”), which breach materially and adversely affects the interest of the Certificateholders, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency.

ARTICLE III
COLLECTIONS ON THE UNDERLYING CERTIFICATES; DISTRIBUTIONS ON THE CERTIFICATES

SECTION 3.1 Collections on the Underlying Certificates; Distribution Account.

(a)
The Trustee shall establish and maintain, on behalf of the Certificateholders, the Distribution Account. The Trustee shall, promptly upon receipt, deposit in the Distribution Account and retain therein the following:

(i)	the Available Funds collected in respect of the Underlying Certificates on each Distribution Date; and

(ii)	any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

All funds deposited in the Distribution Account shall be held by the Trustee in trust for the related Certificateholders until disbursed in accordance with this Agreement. In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of the Depositor.

(b)	The funds on deposit in the Distribution Account from time to time shall remain uninvested.

(c)
On each Distribution Date, the Trustee shall withdraw funds from the Distribution Account for distributions to the related Certificateholders in the manner specified in this Agreement; provided that the Trustee will withhold from the amounts so withdrawn the amount of any taxes that it is authorized to withhold pursuant to the last paragraph of Section 6.11 of this Agreement.

SECTION 3.2 Distributions on the Certificates.

(a)
On each Distribution Date, the Trustee shall withdraw the Available Interest Collections from the Distribution Account and apply such funds in the following order and priority and, in each case, to the extent of Available Interest Collections remaining:

(i)
to the Depositor and/or the Trustee, as applicable, any amounts owed to such Persons as payment for or reimbursement of their respective expenses and indemnities under Sections 5.3 and 6.2 of this Agreement;

(ii)	to the Holders of the Class A-1 Certificates, the Accrued Certificate Interest on such Class for such Distribution Date; and

(iii)	to the Holders of the Class A-1 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates.

(b)
On each Distribution Date, the Trustee shall withdraw the Underlying Yield Supplement Amount, if any, from the Distribution Account and shall distribute such amount to the Holders of the Class A-1 Certificates as an additional distribution of interest thereon.

(c)
On each Distribution Date, the Trustee shall withdraw the Available Principal Collections from the Distribution Account and shall distribute such funds to the Holders of the Class A-1 Certificates in reduction of the Class Certificate Balance thereof.

SECTION 3.3 Method of Distribution.

(a)
All distributions with respect to each Class of Certificates on each Distribution Date shall be made pro rata among the outstanding Certificates of such Class, based on the Percentage Interest in such Class represented by each Certificate. Payments to the Certificateholders on each Distribution Date will be made by the Trustee to the Certificateholders of record on the related Record Date by check or money order mailed to a Certificateholder at the address appearing in the Certificate Register, or upon written request by such Certificateholder to the Trustee made not later than the applicable Record Date, by wire transfer to a U.S. depository institution acceptable to the Trustee, or by such other means of payment as such Certificateholder and the Trustee shall agree.

(b)
Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the applicable Certificates. The Trustee shall not have any responsibility therefor except as otherwise provided by applicable law.

(c)
The Trustee shall withhold or cause to be withheld such amounts as it reasonably determines are required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders or Certificate Owners and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders or Certificate Owners with respect thereto) from distributions to be made to Non-U.S. Persons. If the Trustee reasonably determines that a more accurate determination of the amount required to be withheld for a distribution can be made within a reasonable period after the scheduled date for such distribution, it may hold such distribution in trust for a Holder of a Residual Certificate until such determination can be made. For the purposes of this paragraph, a “Non-U.S. Person” is (i) an individual other than a citizen or resident of the United States, (ii) a partnership, corporation or entity treated as a partnership or corporation for U.S. federal income tax purposes not formed under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) any estate, the income of which is not subject to U.S. federal income taxation, regardless of source, and (iv) any trust, other than a trust that a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

SECTION 3.4 Monthly Statements to Certificateholders.

(a)
Not later than each Distribution Date, the Trustee shall prepare and cause to be forwarded by first class mail to each Certificateholder, the Depositor and each Rating Agency the Underlying Monthly Statement for such Distribution Date and a statement that complies with Item 1121 of Regulation AB setting forth, among other things, with respect to the related distribution:

(i)	the amount thereof allocable to principal;

(ii)	the amount thereof allocable to interest;

(iii)
if the distribution to the Holders of a Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient Available Funds, the amount of the shortfall and the allocation thereof as between principal and interest;

(iv)	the Underlying Yield Supplement Amount, if any;

(v)	the Yield Supplement Amount, if any;

(vi)	the amount of expenses and indemnities paid or reimbursed to the Depositor and/or the Trustee pursuant to Section 3.2(a)(1);

(vii)	the Class Certificate Balance of the Class A-1 Certificates after giving effect to the distribution of principal on such Distribution Date; and

(viii)	the Pass-Through Rate for the Class A-1 Certificates with respect to such Distribution Date.

(b)
In lieu of, or in addition to, furnishing the Monthly Statements by first class mail as provided in subparagraph (a) above, the Trustee may post the Monthly Statements on its website located at www.bnyinvestorreporting.com.

(c)	The Trustee’s responsibility for disbursing the Monthly Statements to the Certificateholders is limited to the availability, timeliness and accuracy of the Underlying Monthly Statements.

(d)
Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 3.4 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

SECTION 3.5 Reserve Fund.

(a)
On the Closing Date, the Trustee shall (1) establish and maintain in its name, in trust for the benefit of the holders of the Class A-1 Certificates, the Reserve Fund, and (ii) the Depositor will deposit or cause to be deposited $1,000 in the Reserve Fund. The Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation other moneys of the Trustee held pursuant to this Agreement.  The Corridor Residual Owner will own the residual interest in the Reserve Fund. The Reserve Fund shall be an asset of the Separate Interest Trust.

(b)
On each Distribution Date prior to the Corridor Contract Termination Date, after the deposit of amounts into the Reserve Fund on such Distribution Date pursuant to Section 3.6(b), the Trustee will distribute Yield Supplement Amount to the holders of the Class A-1 Certificates. If the Corridor Contract is terminated early, the Trustee will allocate the amount of any termination payment between the Reserve Fund and UBS Securities LLC, as the owner of the residual interest in the Reserve Fund (the “Corridor Residual Owner”), based on, with respect to the Reserve Fund, the product of (i) a fraction, the numerator of which is the lesser of (x) the Corridor Contract Notional Amount for the first Distribution Date on or after the early termination and (y) the Class Certificate Balance of the Class A-1 Certificates immediately prior to the first Distribution Date on or after the early termination, less 68.2488509% of the notional balance of the Underlying Corridor Contract, and the denominator of which is the Corridor Contract Notional Amount for the first Distribution Date on or after the early termination and (ii) the termination payment amount, and with respect to the Corridor Residual Owner, the remainder, if any. The Trustee shall apply the portion of any termination payment that is allocated to the Reserve Fund to pay the Yield Supplement Amount, if any on the Class A-1 Certificates, until the Corridor Contract Termination Date. The Trustee shall pay any amounts in excess of $1,000 remaining on deposit in the Reserve Fund on each Distribution Date after the foregoing distributions have been made (other than any amounts attributable to termination payments under the Corridor Contract) to the Corridor Residual Owner.

(c)
Funds in the Reserve Fund shall be invested in Permitted Investments. Any earnings on amounts in the Reserve Fund shall be for the benefit of the Corridor Residual Owner. The Corridor Residual Owner shall own the Reserve Fund for federal income tax purposes and the Corridor Residual Owner shall direct the Trustee, in writing, as to investment of amounts on deposit therein.  The Corridor Residual Owner shall be liable for any losses incurred on such investments.  In the absence of written instructions from the Corridor Residual Owner as to investment of funds on deposit in the Reserve Fund, such funds shall be held uninvested.

SECTION 3.6 Separate Interest Trust.

(a)
The Depositor hereby creates a trust, separate from the Trust, for the benefit of the holders of the Class A-1 (such trust is referred to herein as the “Separate Interest Trust”) and hereby transfers, assigns and conveys the sum of $1.00 into the Separate Interest Trust. The Corridor Contract and the Reserve Fund will also be assets of the Separate Interest Trust. The Trustee shall be the trustee of the Separate Interest Trust and shall have no responsibility for the contents, adequacy or sufficiency of the Corridor Contracts, including, without limitation, the representations and warranties of the parties contained therein. The Corridor Residual Owner will own the residual interest in the Separate Interest Trust. The Separate Interest Trust shall not be an asset of the Trust Fund.

(b)	The Trustee shall deposit into the Reserve Fund any and all amounts received from time to time from the Corridor Contract Counterparty in respect of the Corridor Contract.

(c)
Upon termination of the Corridor Contracts and payment of all amounts owed by the Corridor Contract Counterparty thereunder, following application by the Trustee of funds on the applicable Distribution Date to pay amounts owed pursuant to Section 3.5(b) hereof, the Trustee shall terminate the Reserve Fund and the Separate Interest Trust. Upon termination of the Reserve Fund and the Separate Interest Trust, any amounts remaining in the Reserve Fund after payment of the Yield Supplement Amounts, if any, owed to the holders of the Class A-1 Certificates, shall be distributed to the Corridor Residual Owner.

SECTION 3.7 Determination of Pass-Through Rates for LIBOR Certificates.

(a)
On each LIBOR Determination Date so long as any LIBOR Certificates are outstanding, the Trustee will determine LIBOR on the basis of the British Bankers’ Association (“BBA”) “Interest Settlement Rate” for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date. “Telerate Page 3750” means the display page currently so designated on the Bridge Telerate Service (formerly the Dow Jones Markets) or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices. LIBOR for the initial LIBOR Determination Date will be equal to the Initial LIBOR Rate.

(b)
If LIBOR cannot be determined as provided in paragraph (a) of this Section 4.9, the Trustee shall either (i) request each Reference Bank inform the Trustee of the quotation offered by such Reference Bank’s principal London office for making one-month United States dollar deposits in leading banks in the London interbank market, as of 11:00 a.m. (London time) on such LIBOR Determination Date or (ii) in lieu of making any such request, rely on such Reference Bank quotations that appear at such time on the Reuters Screen LIBO Page (as defined in the International Swap Dealers Association Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition) to the extent available. With respect to clause (i) above, LIBOR for the next Interest Accrual Period will be established by the Trustee on each LIBOR Determination Date as follows:

(i)
If on any LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/32%).

(ii)
If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period shall be whichever is the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate. The “Reserve Interest Rate” shall be the rate per annum which the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the Trustee are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are, in the opinion of the Trustee, being so made, or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

(iii)
If on any LIBOR Determination Date the trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (b) above, LIBOR shall be LIBOR as determined on the preceding LIBOR Determination Date.

The Master Servicer shall designate at least four Reference Banks. Until all of the LIBOR Certificates are paid in full, the Trustee will refer to the four Reference Banks designated by the Master Servicer to determine LIBOR with respect to each LIBOR Determination Date. Each “Reference Bank” shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Trustee and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such, the Master Servicer shall promptly appoint or cause to be appointed another Reference Bank. The Trustee shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability of the Master Servicer to designate at least four Reference Banks.

(c)
The Pass-Through Rate for each Class of LIBOR Certificates for each Interest Accrual Period shall be determined by the Trustee on each LIBOR Determination Date so long as the LIBOR Certificates are outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the Preliminary Statement.

In determining LIBOR, any Pass-Through Rate for the LIBOR Certificates, any Interest Settlement Rate, or any Reserve Interest Rate, the Trustee may conclusively rely and shall be protected in relying upon the offered quotations (whether written, oral or on the Bridge Telerate Service) from the BBA designated banks, the Reference Banks or the New York City banks as to LIBOR, the Interest Settlement Rate or the Reserve Interest Rate, as appropriate, in effect from time to time. The Trustee shall not have any liability or responsibility to any Person for (i) the Trustee’s selection of New York City banks for purposes of determining any Reserve Interest Rate or (ii) its inability, following a good-faith reasonable effort, to obtain such quotations from, the BBA designated banks, the Reference Banks or the New York City banks or to determine such arithmetic mean, all as provided for in this Section 4.9.

(d)
The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Trustee shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trustee.

ARTICLE IV
THE CERTIFICATES

SECTION 4.1 The Certificates.

The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

Subject to Section 9.2 hereof respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least five Business Days prior to the related Record Date and (ii) such Holder shall hold (A) 100% of the Class Certificate Balance of any Class of Certificates or (B) Certificates of any Class with aggregate principal Denominations of not less than $1,000,000 or (y) by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register.

The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall countersign the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

SECTION 4.2 Certificate Register; Registration of Transfer and Exchange of Certificates.

(a)
The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.6 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee’s customary procedures.

(b)
Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, (y) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) Certificate Owners representing at least 51% of the Class Certificate Balance of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the “Definitive Certificates”) to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

SECTION 4.3 Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Trustee such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.3, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.3 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 4.4 Persons Deemed Owners.

The Trustee and any agent of the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Trustee nor any agent of the Trustee shall be affected by any notice to the contrary.

SECTION 4.5 Access to List of Certificateholders’ Names and Addresses.

If three or more Certificateholders or Certificate Owners (a) request such information in writing from the Trustee, (b) state that such Certificateholders or Certificate Owners desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders or Certificate Owners propose to transmit, or if the Depositor shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor or such Certificateholders or Certificate Owners at such recipients’ expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder or Certificate Owner, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

SECTION 4.6 Maintenance of Office or Agency.

The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York City where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its Corporate Trust Office for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

ARTICLE V
THE DEPOSITOR

SECTION 5.1 Liabilities of the Depositor.

The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by it herein.

SECTION 5.2 Merger or Consolidation of the Depositor.

The Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and to perform its respective duties under this Agreement.

Any Person into which the Depositor may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor shall be a party, or any person succeeding to the business of the Depositor, shall be the successor of the Depositor hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 5.3 Limitation on Liability of the Depositor and Others.

(a)
None of the Depositor or any of its directors, officers, employees or agents shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such Person against any breach of representations or warranties made by it herein or protect the Depositor or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Depositor shall have no obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor shall be entitled to be reimbursed therefor out of the applicable subaccount of the Distribution Account.

ARTICLE VI
CONCERNING THE TRUSTEE

SECTION 6.1 Duties of Trustee.

The Trustee shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In the performance of those duties, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Certificateholders of such instrument in the event that the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

The Trustee is hereby directed to execute and deliver to The Depository Trust Company the Issuer Letter of Representations dated as of the Closing Date on behalf of the trust created hereunder. The Depositor acknowledges and agrees that the Trustee is executing and delivering the Issuer Letter of Representations on behalf of the trust created hereunder and shall do so solely in its capacity as Trustee and not in its individual capacity.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)
the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(ii)
the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be finally proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii)
the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement;

(iv)
the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Depositor under this Agreement; and

(v)
without limiting the generality of this Section 6.1, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or deposit or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

SECTION 6.2 Certain Matters Affecting the Trustee.

Except as otherwise provided in Section 6.1:

(i)
the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

(ii)
the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii)
the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(iv)
the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require indemnity satisfactory to the Trustee against such cost, expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid to the Trustee out of Available Funds or, if paid by the Trustee, shall be reimbursed to the Trustee out of Available Funds.

(v)
the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of such agent, accountant or attorney appointed by the Trustee with due care;

(vi)
the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

(vii)	the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

(viii)
the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

(ix)
the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of such act; and

(x)	the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

SECTION 6.3 Trustee Not Liable for Certificates or the Underlying Certificates.

The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Underlying Certificate or related document, other than with respect to the Trustee’s execution and counter-signature of the Certificates.

SECTION 6.4 Trustee May Own Certificates.

The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

SECTION 6.5 Trustee’s Fees and Expenses.

The Trustee fee for the transactions contemplated hereby shall be paid by the Seller in the form of a lump sum payment to the Trustee on or prior to the Closing Date. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (including reasonable attorney’s fees) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Certificates or (c) in connection with the performance of any of the Trustee’s duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee’s duties hereunder or incurred by reason of any action of the Trustee taken at the direction of the Certificateholders and (ii) resulting from any error in any tax or information return prepared by the Depositor. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Registrar, Tax Matters Person or Paying Agent hereunder or for any other expenses.

SECTION 6.6 Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause either of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction). If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.6 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.6, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.7 hereof. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates; provided, however, that such entity cannot be an affiliate of the Depositor.

SECTION 6.7 Resignation and Removal of Trustee.

The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor and each Rating Agency not less than 60 days before the date specified in such notice when, subject to Section 6.8, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 6.8 meeting the qualifications set forth in Section 6.6. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

As a condition to the effectiveness of any such resignation, at least 15 calendar days prior to the effective date of such resignation, the Trustee shall provide (x) written notice to the Depositor of any successor pursuant to this Section and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to the resignation of the Trustee.

If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.6 hereof and shall fail to resign after written request thereto by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located, (B) the imposition of such tax would be avoided by the appointment of a different trustee and (C) the Trustee fails to indemnify the Trust Fund against such tax, or (iv) during the period that the Depositor is required to file Exchange Act Reports with respect to the Trust Fund, the Trustee fails to comply with its obligations under the last sentence of Section 7.1, Section 6.9 or Article X and such failure is not remedied within the lesser of ten (10) calendar days or such period in which the applicable Exchange Act Report can be filed timely (without taking into account any extensions), then, in the case of clauses (i) through (iii), then the Depositor may, upon not less than 30 days written notice to each Rating Agency, remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee and one copy of which instrument shall be delivered to the successor trustee.

The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor Trustee to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the Successor Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 6.7 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.8 hereof.

SECTION 6.8 Successor Trustee.

Any successor trustee appointed as provided in Section 6.7 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

No successor trustee shall accept appointment as provided in this Section 6.8 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 6.6 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

Upon acceptance of appointment by a successor trustee as provided in this Section 6.8, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

SECTION 6.9 Merger or Consolidation of Trustee.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 6.6 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

The Trustee shall provide (x) written notice to the Depositor of any successor due to merger or consolidation of the trustee pursuant to this Section within five (5) days of the effectiveness of such merger or consolidation and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a replacement Trustee.

SECTION 6.10 Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund may at the time be located, the Depositor and the Trustee, acting jointly, shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.6 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)
To the extent necessary to effectuate the purposes of this Section 6.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)
No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

(iii)	The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

(iv)	The Trust Fund, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 6.11 Tax Matters.

(a)
The Trust Fund shall be treated as a grantor trust, within the meaning of Subpart E, part I of Subpart J of Chapter 1 of Subtitle A of the Code and as a fixed investment trust as contemplated by Section 301.7701-4 of the Treasury Regulations promulgated under the Code and not as a partnership nor an association taxable as a corporation. Accordingly, each Certificateholder will be treated for Federal income tax purposes as the owner of an undivided interest in the assets of the Trust Fund, and this Agreement shall be interpreted consistent with such intent. The Trustee shall furnish or cause to be furnished to the Certificateholders such information as to the income and expenses of the Trust Fund as may be required under the Code, on the cash or accrual method of accounting, as applicable. Except as provided in this Agreement, or in connection with, or incidental to, the provisions or purposes of this Agreement and the transactions contemplated hereunder, neither the Depositor nor the Trustee on behalf of the Trust Fund shall (i) issue debt or otherwise borrow money, (ii) merge or consolidate with any other entity, (iii) reorganize, or (iv) liquidate or sell any of its assets except as specifically provided herein. The Trustee shall not (i) invest any proceeds received by the Trustee from holding the Trust Fund except as specifically provided herein; (ii) acquire any assets other than as expressly provided herein; (iii) elect for the Trust Fund to be an association taxable as a corporation for United States federal, state or local income tax purposes; or (iv) have any power to vary the investments of the Trust Fund, except to the limited extent specifically provided herein.

(b)
The Trustee will prepare and sign on behalf of the Trust Fund and file in a timely manner with the appropriate governmental authorities any tax returns which the Trust Fund is required to file pursuant to applicable federal, state, or local tax laws. To the extent authorized under the Code, and the regulations promulgated thereunder, each Holder of a Certificate (by the acceptance of a beneficial interest in a Certificate) irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any tax returns required to be filed on behalf of the Trust Fund. The Depositor shall provide to the Trustee promptly upon written request therefore, any information or data that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or cause to be provided, accurate information or data to the Trustee on a timely basis.

(c)
For tax purposes, the Corridor Contract shall be deemed to have a value of $1,754,000 as of the Closing Date and the Underlying Corridor Contract shall be deemed to have a value of $1,623,000 as of the Closing Date.

ARTICLE VII
TERMINATION

SECTION 7.1 Termination upon Optional Termination of the Underlying Certificates.

Subject to Section 7.3, the obligations and responsibilities of the Depositor and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the Distribution Date on which the Underlying Certificates are terminated pursuant to Section 9.1 of the Underlying PSA, and (b) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof, and (ii) the Latest Possible Maturity Date.

SECTION 7.2 Final Distribution on the Certificates.

If on any Determination Date, the Depositor determines that the class certificate balance of the Underlying Certificates will be reduced to zero on the related Distribution Date and there are no other funds or assets in the Trust Fund other than the funds on deposit in, or to be deposited into, the Distribution Account on the related Distribution Date, the Depositor shall direct the Trustee promptly to send a final distribution notice to each Certificateholder.

Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Depositor will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class, in the order set forth in Section 3.2 hereof, on the final Distribution Date, in the case of the Certificateholders, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (i) as to each Class of Regular Certificates, the Class Certificate Balance thereof plus accrued interest thereon in the case of an interest bearing Certificate, and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

(a)
In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Holders of the Class A-R Certificates shall be entitled to all unclaimed funds and other assets of the Trust Fund, held for distribution to such Certificateholders, which remain subject hereto.

ARTICLE VIII
EXCHANGE ACT REPORTING

SECTION 8.1 Filing Obligations.

The Trustee shall reasonably cooperate with the Depositor in connection with the satisfaction of the Depositor’s reporting requirements under the Exchange Act with respect to the Trust Fund. In addition to the information specified below, if so requested by the Depositor for the purpose of satisfying its reporting obligation under the Exchange Act, the Trustee shall provide the Depositor with (a) such information which is available to such Person without unreasonable effort or expense and within such timeframe as may be reasonably requested by the Depositor to comply with the Depositor’s reporting obligations under the Exchange Act and (b) to the extent such Person is a party (and the Depositor is not a party) to any agreement or amendment requested of it by the Depositor and required to be filed, copies of such agreement or amendment in EDGAR-compatible form.

SECTION 8.2 Form 10-D Filings.

(a) Although the Depositor is responsible under Regulation AB for filing the Form 10-D, the Trustee hereby agrees it shall prepare for filing and file within fifteen days after each Distribution Date (subject to permitted extensions under the Exchange Act) with the SEC with respect to the Trust Fund, a Form 10-D with copies of the Monthly Statements and, to the extent delivered to the Trustee, no later than ten days following the Distribution Date, such other information identified by the Depositor, in writing, to be filed with the SEC (such other information, the “Additional Designated Information”). If the Depositor directs that any Additional Designated Information is to be filed with any Form 10-D, the Depositor shall specify the Item on Form 10-D to which such information is responsive and, with respect to any Exhibit to be filed on Form 10-D, the Exhibit number. Any information to be filed on Form 10-D shall be delivered to the Trustee in EDGAR-compatible form or as otherwise agreed upon by the Trustee and the Depositor, at the Depositor’s expense, and any necessary conversion to EDGAR-compatible format will be at the Depositor’s expense. At the reasonable request of, and in accordance with the reasonable directions of, the Depositor, subject to the two preceding sentences, the Trustee shall prepare for filing and file an amendment to any Form 10-D previously filed with the SEC with respect to the Trust Fund. The Depositor shall sign the Form 10-D filed on behalf of the Trust Fund.

(b) No later than each Distribution Date, the Trustee shall notify the Depositor of any Form 10-D Disclosure Item relating to it, together with a description of any such Form 10-D Disclosure Item in form and substance reasonably acceptable to the Depositor. In addition to such information as the Trustee is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Depositor, the Trustee shall provide such information which is available to the Trustee without unreasonable effort or expense regarding the performance or servicing of the Underlying Mortgage Loans (in the case of the Trustee, based on the information provided by the Master Servicer pursuant to the Underlying PSA) as is reasonably required of the Depositor to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB. Such information shall be provided concurrently with the delivering of the Monthly Statements specified in Section 3.4, commencing with the first such Monthly Statements due not less than five (5) Business Days following such request.

(c) The Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable (or readily convertible into a format suitable) for electronic filing via the EDGAR system and shall not have any responsibility to convert any such items to such format (other than those items generated by it or that are readily convertible to such format). The Trustee shall have no liability to the Certificateholders, the Trust Fund or the Depositor with respect to any failure to properly prepare or file any of Form 10-D to the extent that such failure is not the result of any gross negligence, bad faith or willful misconduct on its part. For avoidance of doubt, the Trustee shall have no liability whatsoever under the Securities Act or the Exchange Act

SECTION 8.3 Form 8-K Filings.

The Depositor shall prepare and file on behalf of the Trust Fund any Form 8-K required by the Exchange Act. Each Form 8-K must be signed by the Depositor. The Trustee shall promptly notify the Depositor, but in no event later than one (1) Business Day after its occurrence, of any Reportable Event related to it, of which it has actual knowledge.

SECTION 8.4 Form 10-K Filings.

Prior to March 30th of each year, commencing in 2007 (or such earlier date as may be required by the Exchange Act), the Depositor shall prepare and file on behalf of the Trust Fund a Form 10-K, in form and substance as required by the Exchange Act. The senior officer in charge of securitization of the Depositor shall sign each Form 10-K filed on behalf of the Trust Fund. Such Form 10-K shall include as exhibits each (i) annual compliance statement described under Section 3.16 of the Underlying PSA, (ii) annual report on assessments of compliance with servicing criteria described under Section 8.7 and (iii) accountant’s report described under Section 8.7. Each Form 10-K shall also include any Sarbanes-Oxley Certification required to be included therewith, as described in Section 8.5.

If the Item 1119 Parties listed on Exhibit D have changed since the Closing Date, no later than March 1 of each year, the Depositor shall provide the Trustee with an updated Exhibit D setting forth the Item 1119 Parties. No later than March 15 of each year, commencing in 2007, the Trustee shall notify the Depositor of any Form 10-K Disclosure Item related to it, together with a description of any such Form 10-K Disclosure Item in form and substance reasonably acceptable to the Depositor. Additionally, the Trustee shall provide to the Depositor the following information no later than March 15 of each year in which a Form 10-K is required to be filed on behalf of the Trust Fund: (i) if the Trustee’s report on assessment of compliance with servicing criteria described under Section 8.7 or related registered public accounting firm attestation report described under Section 8.7 identifies any material instance of noncompliance, notification of such instance of noncompliance and (ii) if the Trustee’s report on assessment of compliance with servicing criteria or related registered public accounting firm attestation report is not provided to be filed as an exhibit to such Form 10-K, information detailing the explanation why such report is not included.

SECTION 8.5 Sarbanes-Oxley Certification.

Each Form 10-K shall include a certification (the “Sarbanes-Oxley Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC promulgated thereunder (including any interpretations thereof by the SEC’s staff)). No later than March 15 of each year, beginning in 2007, the Trustee shall provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”) a certification (each, a “Performance Certification”), substantially in the form attached hereto as Exhibit C, unless such other form is mutually agreed upon, on which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. The senior officer in charge of securitization of the Depositor shall serve as the Certifying Person on behalf of the Trust Fund. The Depositor will not request delivery of a certification under this clause unless the Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to the Trust Fund. In the event that prior to the filing date of the Form 10-K in March of each year, the Trustee has actual knowledge of information material to the Sarbanes-Oxley Certification, the Trustee shall promptly notify the Depositor. The respective parties hereto agree to cooperate with all reasonable requests made by any Certifying Person or Certification Party in connection with such Person’s attempt to conduct any due diligence that such Person reasonably believes to be appropriate in order to allow it to deliver any Sarbanes-Oxley Certification or portion thereof with respect to the Trust Fund.

SECTION 8.6 Form 15 Filing.

Prior to January 31 of the first year in which the Depositor is able to do so under applicable law, the Depositor shall file a Form 15 relating to the automatic suspension of reporting in respect of the Trust Fund under the Exchange Act.

SECTION 8.7 Report on Assessment of Compliance and Attestation.

On or before March 15 of each calendar year, commencing in 2007:

(i) The Trustee shall deliver to the Depositor a report (in form and substance reasonably satisfactory to the Depositor) regarding the Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be signed by an authorized officer of the Trustee and shall address each of the applicable Servicing Criteria specified on a certification substantially in the form of Exhibit C hereto, unless such other form is mutually agreed upon delivered to the Depositor concurrently with the execution of this Agreement. To the extent any of the Servicing Criteria are not applicable to the Trustee, with respect to asset-backed securities transactions taken as a whole involving the Trustee and that are backed by the same asset type backing the Certificates, such report shall include such a statement to that effect. The Depositor and each of its officers and directors shall be entitled to rely upon each such servicing criteria assessment.

(ii) The Trustee shall deliver to the Depositor a report of a registered public accounting firm reasonably acceptable to the Depositor that attests to, and reports on, the assessment of compliance made by the Trustee and delivered pursuant to the preceding paragraphs. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act, including, without limitation that in the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language. To the extent any of the Servicing Criteria are not applicable to the Trustee, with respect to asset-backed securities transactions taken as a whole involving the Trustee and that are backed by the same asset type backing the Certificates, such report shall include such a statement that that effect.

SECTION 8.8 Amendments.

In the event the parties to this Agreement desire to further clarify or amend any provision of this Article VIII, this Agreement shall be amended to reflect the new agreement between the parties covering matters in this Article VIII pursuant to Section 9.1, which amendment shall not require any Opinion of Counsel or Rating Agency confirmations or the consent of any Certificateholder.

ARTICLE IX
MISCELLANEOUS PROVISIONS

SECTION 9.1 Amendment.

This Agreement may be amended from time to time by the Depositor and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided that any action pursuant to clauses (iv) or (v) above shall not, as evidenced by an Opinion of Counsel delivered to the Trustee (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, however, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee and the Depositor also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the status of the Trust Fund as a grantor trust under the Code or to prevent the imposition of any material state or local taxes or (ii) to comply with any other requirements of the Code, provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain the qualification of the Trust Fund as a grantor trust under the Code, (ii) avoid or minimize the risk of the imposition of such taxes or (iii) comply with any such requirements of the Code.

This Agreement may also be amended from time to time by the Depositor and the Trustee with the consent of the Holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding. In addition, the permitted activities of the Trust under this Agreement cannot be significantly modified without the approval of Holders of Certificates evidencing a Majority in Interest.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 11.1.

SECTION 9.2 Recordation of Agreement; Counterparts.

This Agreement is subject to recordation in all appropriate public recording offices or elsewhere, such recordation to be effected by the Depositor at its expense, but only upon direction a majority of the Certificateholders to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed (by facsimile or otherwise) simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

SECTION 9.3 Governing Law.

THIS AGREEMENT (OTHER THAN SECTION 2.1 HEREOF) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. SECTION 2.1 OF THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF DELAWARE AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS UNDER SUCH SECTION SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 9.4 Intention of Parties.

It is the express intent of the parties hereto that the conveyance of the Trust Fund by the Depositor to the Trustee be, and be construed as, absolute sales thereof to the Trustee. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

The Depositor, for the benefit of the Certificateholders, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code financing and continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

SECTION 9.5 Notices.

(a)	The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

(A)	Any material change or amendment to this Agreement;

(B)	The resignation or termination of the Trustee and the appointment of any successor; and

(C)	The final payment to Certificateholders.

In addition, the Trustee shall promptly furnish to each Rating Agency upon request copies of each Monthly Statement.

(b)
All directions, demands, authorizations, consents, waivers, communications and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to by first class mail, facsimile or courier (a) in the case of the Depositor, First Horizon Asset Securities Inc., 4000 Horizon Way, Irving, Texas 75063, Attention: Alfred Chang; (b) in the case of the Trustee, The Bank of New York, 101 Barclay Street, 8E, New York, New York 10286, Attention: Corporate Trust, Resecuritization Unit - First Horizon 2006-RE2, or such other address as the Trustee may hereafter furnish to the Depositor, and (c) in the case of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

SECTION 9.6 Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 9.7 Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of the occurrence of a default under this Agreement and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 9.8, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 9.8 Certificates Nonassessable and Fully Paid.

It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

SECTION 9.9 Limitations on Actions; No Proceedings.

(a)
Other than pursuant to this Agreement, or in connection with or incidental to the provisions or purposes of this Agreement, the trust created hereunder shall not (i) issue debt or otherwise borrow money, (ii) merge or consolidate with any other entity reorganize, liquidate or transfer all or substantially all of its assets to any other entity, or (iii) otherwise engage in any activity or exercise any power not provided for in this Agreement.

(b)
Notwithstanding any prior termination of this Agreement, the Trustee and the Depositor shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause any Person to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Trust Fund under any federal or state bankruptcy, insolvency or other similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Trust Fund or any substantial part of their respective property, or ordering the winding up or liquidation of the affairs of the Depositor or the Trust Fund.

* * * * * *

IN WITNESS WHEREOF, the Depositor and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

FIRST HORIZON ASSET SECURITIES INC., as Depositor

By:
Alfred Chang Vice President

THE BANK OF NEW YORK, not in its individual capacity, but solely as Trustee

By:
Name:
Title:

FHAMS 2006-RE2

Pooling Agreement – Signature Page

EXHIBIT A

[FORM OF CLASS A-1 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:
Closing Date	:
First Distribution Date	:
Initial Certificate Balance of this Certificate (“Denominations”)	: $
Initial Certificate Balances of all Certificate of this Class	: $
CUSIP	:

First Horizon Alternative Mortgage Securities Trust 2006-RE2
Mortgage Pass-Through Certificates, Series 2006-RE2
Class A-1

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of two classes of mortgage pass-through certificates (each, an “Underlying Certificate”) evidencing an undivided beneficial ownership interest in a pool of conventional mortgage loans (the “Underlying Mortgage Loans”) secured by first liens on one- to four-family residential properties.

First Horizon Asset Securities Inc., as Depositor

This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate Initial Certificate Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Underlying Certificates deposited by First Horizon Asset Securities Inc. (the “Depositor”). The Trust Fund was created pursuant to a Pooling Agreement dated as of the Closing Date specified above (the “Agreement”) by and between the Depositor and The Bank of New York, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor or the Trustee referred to below or any of their respective affiliates. None of this Certificate, the Underlying Certificates or the Underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: May __, 2006

THE BANK OF NEW YORK, not in its individual capacity, but solely as Trustee

By:
Authorized Signatory of THE BANK OF NEW YORK not in its individual capacity, but solely as Trustee

Countersigned:
By:
Authorized Signatory of THE BANK OF NEW YORK, not in its individual capacity, but solely as Trustee

EXHIBIT B

[Form of Reverse of Certificates]

First Horizon Alternative Mortgage Securities Trust 2006-RE2
Mortgage Pass-Through Certificates

This Certificate is one of a duly authorized issue of Certificates designated as First Horizon Alternative Mortgage Securities Trust 2006-RE2 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

The Certificates are subject to optional termination on any Distribution Date on which the Underlying Certificates are terminated pursuant to terms of the Underlying PSA. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation of the Underlying Certificates or the disposition of all Trust Fund property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________
(Please insert social security or
other identifying number of assignee)

__________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________

(Please print or typewrite name and address
including postal zip code of assignee)

________________________________________________________________________
the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

__________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________

Dated: _______________
Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________, for the account of _____________________, account number ___________, or, if mailed by check, to ___________________________. Applicable statements should be mailed to __________________________.

This information is provided by ________________________________________, the assignee named above, or _________________, as its agent.

EXHIBIT C

FORM OF ANNUAL CERTIFICATION

(Trustee)

Re: First Horizon Alternative Mortgage Securities Trust 2006-RE2 (the “Trust”), Mortgage Pass-Through Certificates, Series 2006-RE2, issued pursuant to the Pooling Agreement, dated as of May 31, 2006 (the “Pooling Agreement”), between First Horizon Asset Securities Inc., as depositor (the “Depositor”) and The Bank of New York, as trustee (the “Trustee”)

I, [identify the certifying individual], a [title of certifying individual] of the Trustee, hereby certify to the Depositor and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the report on assessment of the Trustee’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), and the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”) (collectively, the “Trustee Information”);

2. Based upon my knowledge, the Trustee Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Trustee Information;

3. Based on my knowledge, all of the Trustee Information required to be provided by the Trustee under the Pooling Agreement has been provided to the Depositor;

4. I am responsible for reviewing the activities performed by the Trustee as trustee under the Pooling Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Servicing Assessment or the Attestation Report, the Trustee has fulfilled its obligations under the Pooling Agreement in all material respects; and

5. The Servicing Assessment and Attestation Report required to be provided by the Trustee pursuant to the Pooling Agreement have been provided to the Depositor. Any material instances of noncompliance described in such reports have been disclosed to the Depositor. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:
[Signature] [Title]

C-1

EXHIBIT D

FORM OF LIST OF ITEM 1119 PARTIES
FIRST HORIZON ALTERNATIVE MORTGAGE PASS-THROUGH TRUST 2006-RE2

Mortgage Pass-Through Certificates,
Series 2006-RE2

Party	Contact Information

J-1